EXHIBIT 23.3
Consent of Independent Auditors
The Board of Directors
Dollar Financial Corp.
I consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-123320 and No. 333-134262) and Form S-3 (No. 333-139580) of Dollar Financial Corp. of (i) the audit report dated June 29, 2006 to the Shareholders of 931669 Ontario Ltd. with respect to the consolidated balance sheet of 931669 Ontario Ltd. as at March 31, 2006 and the consolidated statements of income, retained earnings and cash flows for the year then ended, (ii) the audit report dated September 7, 2006 to the Shareholder of 3081219 Nova Scotia Ltd. with respect to the consolidated balance sheet of 3081219 Nova Scotia Ltd. as at July 31, 2006 and the consolidated statements of income, retained earnings and cash flows for the year then ended, (iii) the audit report dated June 29, 2006 to the Shareholders of 3085725 Nova Scotia Ltd. with respect to the consolidated balance sheet of 3085725 Nova Scotia Ltd. as at March 31, 2006 and the consolidated statements of income, deficit and cash flows for the year then ended, (iv) the audit report dated June 29, 2006 to the Shareholders of 603000 New Brunswick Inc. with respect to the consolidated balance sheet of 603000 New Brunswick Inc. as at March 31, 2006 and the consolidated statements of income, retained earnings and cash flows for the year then ended, (v) the audit report dated June 29, 2006 to the Shareholders of 602268 New Brunswick Inc. with respect to the consolidated balance sheet of 602268 New Brunswick Inc. as at March 31, 2006 and the consolidated statements of income, retained earnings and cash flows for the year then ended, (vi) the audit report dated June 29, 2006 to the Shareholders of 11242 Newfoundland Ltd. with respect to the consolidated balance sheet of 11242 Newfoundland Ltd. as at March 31, 2006 and the consolidated statements of income, retained earnings and cash flows for the year then ended, (vii) the audit report dated June 26, 2006 to the Shareholder of 722906 Ontario Ltd. with respect to the balance sheet of 722906 Ontario Ltd. as at March 31, 2006 and the statements of income, retained earnings and cash flows for the year then ended, (viii) the audit report dated September 7, 2006 to the Shareholder of 2203850 Nova Scotia Ltd. with respect to the balance sheet of 2203850 Nova Scotia Ltd. as at July 31, 2006 and the statements of income, retained earnings and cash flows for the year then ended, (ix) the audit report dated June 29, 2006 to the Shareholder of 3085726 Nova Scotia Ltd. with respect to the balance sheet of 3085726 Nova Scotia Ltd. as at March 31, 2006 and the statements of income, deficit and cash flows for the year then ended, (x) the audit report dated June 29, 2006 to the Shareholder of 511742 New Brunswick Inc. with respect the balance sheet of 511742 New Brunswick Inc. as at March 31, 2006 and the statements of income, retained earnings and cash flows for the year then ended, (xi) the audit report dated June 29, 2006 to the Shareholder of 602269 New Brunswick Inc. with respect to the balance sheet of 602269 New Brunswick Inc. as at March 31, 2006 and the statements of income, deficit and cash flows for the year then ended, (xii) the audit report dated June 29, 2006 to the Shareholder of 10768 Newfoundland Ltd. with respect to the balance sheet of 10768 Newfoundland Ltd. as at March 31, 2006 and the statements of income, retained earnings and cash flows for the year then ended, which reports appears in the Form 8-K/A of Dollar Financial Corp. dated January 16, 2007.
Robert Wilson
/s/ Robert Wilson
Chartered Accountant
London, Canada
January 16, 2007